As filed with the Securities and Exchange Commission on November 17, 1995
                                                      Registration No. 33-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------


                              EXABYTE CORPORATION
             (Exact name of registrant as specified in its charter)

                               -----------------

          Delaware                                     84-0988566
----------------------------            ----------------------------------------
  (State of Incorporation)                (I.R.S. Employer Identification No.)


                               -----------------

                                1685 38th Street
                            Boulder, Colorado 80301
                                 (303) 442-4333
         (Address and telephone number of principal executive offices)

                               -----------------



                              INCENTIVE STOCK PLAN
                           (Full title of the plans)


                              William L. Marriner
               Executive Vice President, Chief Financial Officer
                              Exabyte Corporation
                                1685 38th Street
                            Boulder, Colorado 80301
                                 (303) 442-4333
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                               -----------------

                                   Copies to:
                            Frederick T. Muto, Esq.
                    Cooley Godward Castro Huddleson & Tatum
                        4365 Executive Drive, Suite 1200
                          San Diego, California 92121
                                 (619) 453-3555

                               -----------------


                                                       Total Number of Pages:
                                                       Exhibit Index at Page:

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

                                  CALCULATION OF REGISTRATION FEE
====================================================================================================
====================================================================================================
   Title of Securities    Amount to be    Proposed Maximum     Proposed Maximum
     to be Registered      Registered    Offering Price Per   Aggregate Offering      Amount of
                                               Share (1)          Price (1)        Registration Fee
----------------------------------------------------------------------------------------------------
Stock Option and
Common Stock (par          1,500,000              $12.50          $18,750.00          $6,465.67
value $.001)
====================================================================================================
====================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933. The price per share and aggregate offering price are based upon the average of the high and low price of the Registrant's Common Stock on November 17, 1995 as reported on the Nasdaq National Market.

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                   INCORPORATION BY REFERENCE OF CONTENTS OF
    REGISTRATION STATEMENTS ON FORM S-8 NOS. 33-33414, 33-42182 AND 33-65168


     The contents of the Registration Statements on Form S-8 Nos. 33-33414, 33-42182 and 33-65168 filed with the Securities and Exchange Commission on February 9, 1990, November 12, 1991 and June 25, 1993, respectively, are incorporated by reference herein (with the modification set forth below):

     The Company has entered into a new form of indemnification agreement with executive officers, directors and other agents. Among other things, a new form of agreement permits the Company to establish an irrevocable standby letter of credit in the amount of $300,000.00 per agent to secure the Company's indemnification obligations. In addition, it is anticipated that indemnification would be more readily available under the new form of agreement permitting, among other things, more expansive coverage with respect to derivative actions and actions by the Company.



                                    EXHIBITS

Exhibit
Number
------

 5.1      Opinion of General Counsel.

23.1      Consent of Price Waterhouse LLP.

23.2      Consent of General Counsel is contained in Exhibit 5.1.

24.1      Power of Attorney.   Reference is made to the signature pages.

99.1      Incentive Stock Plan, as amended and restated on February 3, 1995.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado on November 17, 1995.



                                    EXABYTE CORPORATION


                                    By: /s/ William L. Marriner
                                        ----------------------------------
                                              William L. Marriner
                                              Executive Vice President,
                                              Chief Financial Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter D. Behrendt and William L. Marriner, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and restitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                  Title                     Date

/s/ Peter D. Behrendt          President, Chief Executive      November 17, 1995
----------------------------   Officer and Director
    (Peter D. Behrendt)        (Principal Executive Officer)


/s/ William L. Marriner        Executive Vice President,       November 17, 1995
----------------------------   Chief Financial Officer
   (William L. Marriner)       (Principal Financial and
                               Accounting Officer)

/s/ Bruce M. Holland           Director                        November 17, 1995
----------------------------
    (Bruce M. Holland)

/s/ James M. McCoy             Director                        November 17, 1995
----------------------------
      (James M. McCoy)

/s/ Thomas E. Pardun           Director                        November 17, 1995
----------------------------
    (Thomas E. Pardun)

/s/ Mark W. Perry              Director                        November 17, 1995
----------------------------
      (Mark W. Perry)



/s/ Ralph Z. Sorenson          Director                        November 17, 1995
----------------------------
    (Ralph Z. Sorenson)

/s/ Thomas G. Washing          Director                        November 17, 1995
----------------------------
    (Thomas G. Washing)

                               INDEX TO EXHIBITS


Exhibit                                                 Sequential
Number                                                  Page Number

 5.1      Opinion of General Counsel.

23.1      Consent of Price Waterhouse LLP.

23.2      Consent of General Counsel is contained in
          Exhibit 5.1.

24.1      Power of Attorney.   Reference is made to
          the signature pages.

99.1 Incentive Stock Plan, as amended and restated on February 3, 1995.